                                                                  EXHIBIT (n)(2)

                     [MERRILL LYNCH LIFE INSURANCE COMPANY]

                     CONSENT OF DEBORAH J. ADLER, FSA, MAAA

I hereby consent to the reference to my name under the heading "Experts" in the Statement of Additional Information included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 for certain variable life insurance contracts issued through Merrill Lynch Life Variable Life Separate Account II of Merrill Lynch Life Insurance Company (File No. 33-43058).

                                          By:     /s/ DEBORAH J. ADLER
                                            ------------------------------------
                                                Deborah J. Adler, FSA, MAAA
                                              Senior Vice President and Chief
                                                           Actuary

April 26, 2004

                                       C-14